UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2011

SPUR RANCH, INC.

(Exact name of registrant as specified in its charter)

Florida	333-141035	88-0409143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W. Andrew Stack, CEO
500 N. Capital of Texas Highway
Bldg 3, Ste 100
Austin, Texas 78746

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (512) 355-1077

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;

On April 7, 2011 the Board of Directors accepted the resignation of Jeremy Stobie as a Director and CFO. The resignation was in accordance with a separation and transfer agreement which specified that the company shall make a separation payment of $48,000 for all accrued services rendered to the Company as of the date of resignation, and Mr. Stobie shall tender for cancellation a total of 2,250,000 shares of the Company’s common stock and shall retain a total of 500,000 shares. There were no material disagreements or matters between any of the Parties.

Exhibits

10.17	Resignation letter from Jeremy Stobie

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed in its behalf by the undersigned hereunto duly authorized.

Spur Ranch, Inc.

Dated: April 15, 2011	By: /s/ W. Andrew Stack
W. Andrew Stack
CEO